UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 8, 2016
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

Amendment to Term Loan Agreement

On December 8, 2016, Boise Cascade Company (“the Company”) and its principal operating subsidiaries, Boise Cascade Wood Products, L.L.C., and Boise Cascade Building Materials Distribution, L.L.C., as borrowers, and Boise Cascade Wood Products Holdings Corp., Chester Wood Products LLC, and Moncure Plywood LLC, as guarantors, entered into the First Amendment to the Term Loan Agreement (the “Term Loan Amendment”) with American AgCredit, PCA, as administrative agent and sole lead arranger, and the lenders from time to time party thereto, originally dated March 30, 2016.

The Term Loan Amendment allows the Company to prepay its $75 million term loan (the “Term Loan”) (in whole or in part) and subsequently reborrow amounts prepaid on or before December 31, 2018. The Company's option to reborrow applicable prepaid principal amounts expires on December 31, 2019. Reborrowings may be made in up to three instances in minimum amounts of $10 million each. In addition, amounts prepaid and eligible for reborrowing are subject to an unused line fee of 0.325% per annum times the average daily amount of the unused commitments.

The Term Loan Amendment sets forth procedures for reborrowing and also amends certain provisions relating to permitted indebtedness and refinancing of the Company’s indebtedness and certain provisions related to the Company’s $350 million senior unsecured notes issued on August 29, 2016.

The foregoing summary of the Term Loan Amendment is qualified in its entirety to the complete text of the Term Loan Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Senior Secured Asset-Based Credit Facility

On December 8, 2016, the Company and its principal operating subsidiaries, Boise Cascade Wood Products, L.L.C., and Boise Cascade Building Materials Distribution, L.L.C., as borrowers, and Boise Cascade Wood Products Holdings Corp., Chester Wood Products LLC, and Moncure Plywood LLC, as guarantors, entered into the Fourth Amendment to the Amended and Restated Credit Agreement (the “Credit Facility Amendment”) with Wells Fargo Capital Finance, LLC, as administrative agent, and the lenders from time to time party thereto, originally dated May 15, 2015 (as amended, restated, supplemented, or otherwise modified before the date of the Credit Facility Amendment, the “Credit Agreement”).

The Credit Facility Amendment modifies sections of the Credit Agreement related to permitted indebtedness. In particular, the Credit Facility Amendment increases the Company’s ability to issue other unsecured indebtedness to $100 million from $25 million provided that the Company is in compliance with certain financial covenants after giving effect to the debt incurrence on a pro forma basis. The Credit Facility Amendment also incorporates or amends certain provisions relating to the Term Loan, and the Company’s $350 million senior unsecured notes issued on August 29, 2016.

The foregoing summary of the Credit Facility Amendment is qualified in its entirety to the complete text of the Credit Facility Amendment, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01    Other Events

On December 8, 2016, following the entry into the Term Loan Amendment, the Company prepaid $30 million of the term loan, which became available to reborrow pursuant to the Term Loan Amendment.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1
First Amendment to Term Loan Agreement, dated as of December 8, 2016, by and among Boise Cascade Company, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, American AgCredit, PCA, as administrative agent, and the lenders party thereto.

10.2
Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 8, 2016, by and among Boise Cascade Company, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, Wells Fargo Capital Finance, LLC, as administrative agent, and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: December 8, 2016